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GENERAL BINDING CORPORATION                                EXHIBIT 12.1
COMPUTATION OF RATIO EARNINGS TO FIXED CHARGES
(000 OMITTED, EXCEPT RATIOS)

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

                                                                            Years ended December 31,
                                                   ------------------------------------------------------------------------
                                                        1993           1994           1995         1996           1997
                                                        -----         ------         -----        ------         ------
EARNINGS
  Income before income taxes                            $24,305        $25,700        $35,833      $42,554        $48,180
  Undistributed (earnings) loss of equity investees        (206)          (240)           (44)         589            577
  Fixed charges deducted from income:
     Implicit interest in rents                           2,481          2,564          2,745        2,751          3,119
     Interest expense                                     3,609          3,776          4,259        6,172         24,577
                                                   ------------------------------------------------------------------------
     Earnings available for fixed charges               $30,189        $31,800        $42,793      $52,066        $76,453
                                                   ========================================================================
FIXED CHARGES
      Implicit interest in rents                         $2,481         $2,564         $2,745       $2,751         $3,119
      Interest expense                                    3,609          3,776          4,259        6,172         24,577
                                                   ------------------------------------------------------------------------
      Fixed charges                                      $6,090         $6,340         $7,004       $8,923        $27,696
                                                   ========================================================================

RATIO OF EARNINGS TO FIXED CHARGES                          5.0            5.0            6.1          5.8            2.8
                                                   ========================================================================

                                                                             Three months ended
                                                                                  March 31,
                                                                       ---------------------------------
                                                                            1997            1998
                                                                           ------          ------
EARNINGS
   Income before income taxes                                              $11,286        $11,825
   Undistributed (earnings) loss of equity investees                           145             69
   Fixed charges deducted from income
     Implicit interest in rents                                                815           $953
     Interest expense                                                        5,228          7,472
                                                                       ----------------------------------
     Earnings available for fixed charges                                  $17,474        $20,319
                                                                       ==================================
FIXED CHARGES
      Implicit interest in rents                                           $   815           $953
      Interest expense                                                       5,228          7,472
                                                                       ---------------------------------
      Fixed charges                                                        $ 6,043        $ 8,425
                                                                       =================================

RATIO OF EARNINGS TO FIXED CHARGES                                             2.9            2.4
                                                                       =================================
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
                                                                             Year Ended
                                                                          December 31, 1997
                                                                                 PRO
                                                                                FORMA
                                                                    --------------------------------
EARNINGS
  Income before income taxes                                                  $38,495
  Undistributed (earnings) loss of equity investees                               577
  Fixed charges deducted from income:
     Implicit interest in rents                                                 3,623
     Interest expense                                                          39,848
                                                                          ------------
     Earnings available for fixed charges                                     $82,543
                                                                          ============
FIXED CHARGES
      Implicit interest in rents                                               $3,623
      Interest expense                                                         39,848
                                                                          ------------
      Fixed charges                                                           $43,471
                                                                          ============

RATIO OF EARNINGS TO FIXED CHARGES                                                1.9
                                                                          ============
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